Exhibit 99.1

Press Release

RLJ Shareholders and FelCor Stockholders Approve Merger

BETHESDA, Md. and IRVING, Tx. — (BUSINESS WIRE) — August 15, 2017 — RLJ Lodging Trust ( “RLJ”) (NYSE:RLJ) and FelCor Lodging Trust Incorporated (“FelCor”) (NYSE:FCH) today announced that at special meetings held earlier today shareholders of RLJ approved the issuance of common shares of beneficial interest, par value $0.01 per share, of RLJ (the “RLJ Common Shares”) in connection with the Merger (as defined below) and stockholders of FelCor approved FelCor’s merger with and into a subsidiary of RLJ in a stock-for-stock transaction (the “Merger”) in connection with the previously announced Agreement and Plan of Merger, dated as of April 23, 2017, by and among RLJ, FelCor and the other entities party thereto.

“Today’s vote solidifies our position as the premier lodging REIT within the most profitable segment of the hotel market”, said Robert L. Johnson, Executive Chairman of RLJ. “We are very pleased with the overwhelming level of support that we received from both RLJ and FelCor shareholders. We look forward to closing this transaction at the end of the month and starting to unlock the strategic benefits of the merger.”

At the special meeting of RLJ shareholders, approximately 78% of the votes cast were voted in favor of the proposal related to the issuance of RLJ Common Shares in connection with the Merger.

At the special meeting of FelCor stockholders, approximately 81% of the outstanding shares of FelCor common stock were voted, with approximately 99% of the votes cast in favor of the Merger.

The Merger is expected to close on or about August 31, 2017, subject to the satisfaction or waiver of all closing conditions related to the transactions. Assuming completion of the Merger, FelCor stock is expected to be delisted from trading on the New York Stock Exchange (“NYSE”) after the close of trading on August 31, 2017. As a result of the Merger, among other things, each share of FelCor common stock will be converted into 0.362 RLJ Common Shares. RLJ Common Shares will continue to trade under the existing ticker symbol “RLJ” on the NYSE.

About RLJ Lodging Trust

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. RLJ owns 122 hotels with approximately 20,100 rooms, located in 21 states and the District of Columbia.

About FelCor Lodging Trust Incorporated

FelCor Lodging Trust Incorporated, a Maryland corporation, owns a diversified portfolio of primarily upper-upscale full-service hotels that are located in major urban and resort markets throughout the U.S.  FelCor partners with leading hotel companies who operate its properties under globally renowned names and as premier independent hotels.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the expectations of RLJ and/or FelCor are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward looking statements, which are based on current expectations, estimates and projections about the industry and markets in which RLJ and FelCor operate and beliefs of and assumptions made by RLJ management and FelCor management, involve uncertainties that could significantly affect the financial results of RLJ or FelCor or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” and “might” and variations of such words and similar expressions are intended to identify such forward looking statements, which generally are not historical in nature. Such forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the proposed merger between RLJ and FelCor, including future financial and operating results, the attractiveness of the value to be received by FelCor stockholders, the attractiveness of the value to be received by RLJ, the combined company’s plans, objectives, expectations and intentions, the timing of future events, anticipated administrative and operating synergies, the anticipated impact of the merger on net debt ratios, cost of capital, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, and descriptions relating to these expectations. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in the real estate industry, financial markets and interest rates, or to the business or financial condition of either company or business (iii) increased or unanticipated competition for the companies’ properties, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) the potential liability for the failure to meet regulatory requirements, including the maintenance of REIT status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger, (ix) the outcome of claims and litigation involving or affecting either company, (x) applicable regulatory changes, and (xi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by RLJ and FelCor from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10K and 10Q. Neither RLJ nor FelCor undertakes any duty to update any forward looking statements appearing in this document.

Contacts

RLJ Lodging Trust

Investors: Leslie D. Hale, Chief Operating Officer and Chief Financial Officer,

RLJ Lodging Trust (301) 280-7774

FelCor Lodging Trust Incorporated

Investors: Michael C. Hughes, Chief Financial Officer,

FelCor Lodging Trust (972) 444-4967